Exhibit 99.1

Academy Sports + Outdoors Announces Record Sales
and Earnings for the Fourth Quarter & Fiscal 2020

Fourth Quarter and Full Year Comparable Sales Increased 16.1%

Fourth Quarter Gross Margin Rate Expanded 420 basis points over Q4 2019

Full Year Net Income Increased 157.2% over 2019 to $308.8 million

KATY, TEXAS (PRNewswire — March 30, 2021) – Academy Sports and Outdoors, Inc. (Nasdaq: ASO) ("Academy" or the "Company") today announced its financial results for the fourth quarter and fiscal year ended January 30, 2021. Unless otherwise indicated, comparisons are to the same period in the prior fiscal year.

Fourth Quarter 2020 Results
Net sales increased 16.6% to a record $1.60 billion. Comparable sales increased 16.1%, driven by strong consumer demand across all markets and merchandise divisions, particularly Sports & Recreation. E-commerce sales grew 60.7%, led by an increase in website visits and the continued consumer adoption of new fulfillment methods, such as buy online, pick-up in-store, ship-to-store and curbside pick-up.

Gross profit increased 34.7% to $499.1 million. The gross margin rate increased 420 basis points to 31.2%. This increase was driven by higher merchandise margins, fewer promotions and a reduction in clearance sales.

Net income was $91.5 million, a 416.0% increase over $17.7 million in the prior year quarter, resulting in diluted earnings per share of $0.97, compared to $0.24 per share in the prior year quarter. Pro forma adjusted net income, which excludes the impact of certain non-cash and extraordinary items, was $103.1 million, a 485.8% increase over pro forma adjusted net income of $17.6 million in the prior year quarter. Pro forma diluted earnings per share were $1.09, compared to $0.23 per share in the prior year quarter.

“I am very proud of everything the Academy Sports + Outdoors team members achieved in 2020 as they faced substantial adversity and uncertainty due to the pandemic. Through collaboration, dedication and innovation, the team produced remarkable results and delivered fun to millions of customers while laying the foundation for future success,” said Ken Hicks, Chairman, President and Chief Executive Officer. “With our outstanding team, strong balance sheet and by investing in our key initiatives, such as power merchandising and e-commerce capabilities, Academy is very well positioned to continue to drive top and bottom line growth for the long term as well as enhance shareholder value.”

Fiscal Year 2020 Results
Net sales increased 17.8% to a record $5.69 billion. Comparable sales increased 16.1%. This growth was led by a 138.3% increase in e-commerce sales and strong demand in the Outdoor and Sports & Recreation categories.

Gross profit increased 21.2% to a record $1.73 billion. The gross margin rate was 30.5%, a 90 basis point improvement over the prior year.

Net income increased 157.2% to a record $308.8 million. This resulted in diluted earnings per share of $3.79, compared to diluted earnings per share of $1.60 for fiscal 2019. Fiscal 2020 pro forma adjusted net income was $311.7 million, a 310.7% increase over fiscal 2019 pro forma adjusted net income of $75.9 million. This resulted in pro forma adjusted diluted earnings per share of $3.83, compared to pro forma adjusted diluted earnings per share of $1.02 in fiscal 2019.

Michael Mullican, Executive Vice President and Chief Financial Officer, said, "Thanks to the tremendous efforts of the team, Academy ended the fiscal year in a very strong financial position. Being able to flow our record sales through to the bottom line allows us to invest in additional initiatives to create efficiencies and fuel future growth and profitability.”

Balance Sheet Update
As of the end of fiscal 2020, the Company’s cash and cash equivalents totaled $377.6 million, compared to $149.4 million at the end of fiscal 2019. Net cash provided by operating activities was $1.01 billion for fiscal 2020 compared to $263.7 million in fiscal 2019. Fiscal 2020 adjusted free cash flow was $978.5 million compared to $196.9 million for fiscal 2019.

As a reminder, on November 6, 2020, the Company issued $400 million of senior secured notes and entered into a new $400 million term loan facility, both of which mature in 2027. The net proceeds from the notes and the new term loan, as well as cash on hand, were utilized to repay in full outstanding borrowings under the Company’s existing term loan facility in the amount of $1.43 billion, reducing the Company’s debt by $631 million.

2021 Outlook
The Company is providing the following fiscal 2021 guidance for stockholders and analysts.

					% change(at mid-point)
	2021(e) range		2020	2019	vs. 2020	vs. 2019
Comparable sales	(2.0)%	2.0%	16.1%	(0.7)%

Net income	$265.0	$290.0	$308.7	$120.0	(10)%	131%

Earnings per share-diluted	$2.70	$2.95	$3.79	$1.60	(25)%	77%

Diluted weighted average shares outstanding	98,200	98,200	81,431	74,795
(in millions, except per share amounts)

For the full year, net interest expense is planned to be $49 million and the tax rate is forecast at 25%.

Conference Call Info
Academy will host a conference call today at 11:00 a.m. Eastern Time to discuss its financial results. Listeners may access the call by dialing 1-877-407-3982 from the U.S. or 1-201-493-6780 from international locations. The conference passcode is 13717292. A webcast of the call can be accessed at investors.academy.com.

A telephonic replay of the conference call will be available for approximately 30 days, by dialing 1-844-512-2921 from the U.S. or 1-412-317-6671 from international locations and entering conference passcode 13717292. An archive of the webcast will be available at investors.academy.com for approximately 30 days.

About Academy Sports + Outdoors
Academy is a leading full-line sporting goods and outdoor recreation retailer in the United States. Originally founded in 1938 as a family business in Texas, Academy has grown to 259 stores across 16 contiguous states. Academy’s mission is to provide “Fun for All” and Academy fulfills this mission with a localized merchandising strategy and value proposition that strongly connects with a broad range of consumers. Academy’s product assortment focuses on key categories of outdoor, apparel, footwear and sports & recreation through both leading national brands and a portfolio of 17 private label brands, which go well beyond traditional sporting goods and apparel offerings.

All references to "Academy," "Academy Sports + Outdoors," "we," "us," "our" or the "Company" in this press release refer to (1) prior to October 1, 2020 (the "IPO pricing date"), New Academy Holding Company, LLC, a Delaware limited liability company ("NAHC") and the prior parent holding company for our operations, and its consolidated subsidiaries; and (2) on and after the IPO pricing date, Academy Sports and Outdoors, Inc., a Delaware corporation ("ASO, Inc.") and the current parent holding company of our operations, and its consolidated subsidiaries.

On the IPO pricing date, we completed a series of reorganization transactions (the "Reorganization Transactions") that resulted in NAHC being contributed to ASO, Inc. by its members and becoming a wholly owned subsidiary of ASO, Inc. and one share of common stock of ASO, Inc. issued to then-existing members of NAHC for every 3.15 membership units of NAHC contributed to ASO, Inc. (the "Contribution Ratio"). Unless indicated otherwise, the information in this press release has been adjusted to give retrospective effect to the Contribution Ratio.

Non-GAAP Measures
Adjusted EBITDA, Adjusted Net Income (Loss), Pro Forma Adjusted Net Income (Loss), Pro Forma Adjusted Earnings Per Share, and Adjusted Free Cash Flow have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, generally accepted accounting principles (“GAAP”). These non-GAAP measures have limitations as analytical tools. For information on these limitations, as well as information on why management believes these non-GAAP measures are useful, please see our prospectus filed on January 25, 2021 (our “Prospectus”), pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), and our Quarterly Report for the thirty-nine weeks ended October 31, 2020 (the "Quarterly Report"), as such limitations and information may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We compensate for these limitations by primarily relying on our GAAP results in addition to using these non-GAAP measures supplementally.

See “Reconciliations of Non-GAAP to GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our current beliefs and expectations regarding the performance of our industry, our strategic direction, market position, prospects and future results. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Caution should be taken not to place undue reliance on any forward-looking statement as such statements speak only as of the date when made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Forward-looking statements are not guarantees and are subject to various risk factors and uncertainties, which may cause actual results to differ materially from those implied in the forward-looking statements. Such factors include, but are not limited to, overall decline in the health of the economy and consumer discretionary spending; our ability to predict or effectively react to changes in consumer tastes and preferences, to acquire and sell brand name merchandise at competitive prices and/or to manage our inventory balances; the impact of COVID-19 on our business and financial results; intense competition in the sporting goods and outdoor recreation retail industries; our ability to safeguard sensitive or confidential data relating to us and our customers, team members and vendors; risks associated with our reliance on internationally manufactured merchandise; our ability to comply with laws and regulations affecting our business, including those relating to the sale, manufacture and import of consumer products; claims, demands and lawsuits to which we are, and may in the future, be subject and the risk that our insurance or indemnities coverage may not be sufficient; our ability to operate, update or implement our information technology systems; risks associated with disruptions in our supply chain and losses of merchandise purchasing incentives; harm to our reputation; any failure of our third-party vendors of outsourced business services and solutions; our ability to successfully continue our store growth plans or manage our growth effectively, or any failure of our new stores to generate sales and/or achieve profitability; risks associated with our e-commerce business; risks related to our owned brand merchandise; any disruption in the operation of our distribution centers; quarterly and seasonal fluctuations in our operating results; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, social and political conditions or civil unrest; our ability to protect our intellectual property and avoid the infringement of third-party intellectual property rights; our dependence on our ability to meet our labor needs; the geographic concentration of our stores; fluctuations in merchandise costs and availability; our ability to successfully pursue strategic acquisitions and integrate acquired businesses; payment-related risks; our ability to retain key executives; the effectiveness of our marketing and advertising programs; our substantial indebtedness; and our sponsor controls us and their interests may conflict with ours or yours in the future. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under the heading entitled “Risk Factors” in the Prospectus and the Quarterly Report, as such factors may be further updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC.

Investor Contact	Media Contact
Matt Hodges	Elise Hasbrook
VP, Investor Relations	VP, Communications
281-646-5362	281-944-6041
Matt.hodges@academy.com	Elise.hasbrook@academy.com

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share data)

	Thirteen Weeks Ended
	January 30, 2021	Percentage of Sales (2)	February 1, 2020	Percentage of Sales (2)
Net sales	$1,597,436	100.0%	$1,370,492	100.0%
Cost of goods sold	1,098,348	68.8%	999,960	73.0%
Gross margin	499,088	31.2%	370,532	27.0%
Selling, general and administrative expenses	358,056	22.4%	328,315	24.0%
Operating income	141,032	8.8%	42,217	3.1%
Interest expense, net	16,027	1.0%	24,136	1.8%
Loss on early retirement of debt, net	4,249	0.3%	—	—%
Other (income), net	(797)	0.0%	(560)	0.0%
Income before income taxes	121,553	7.6%	18,641	1.4%
Income tax expense	30,031	1.9%	903	0.1%
Net income	$91,522	5.7%	$17,738	1.3%

Earnings Per Common Share:
Basic	$1.01		$0.24
Diluted	$0.97		$0.24

Weighted Average Common Shares Outstanding:
Basic (1)	90,253		72,468
Diluted (1)	94,377		74,974
(1) After effect of the retrospective presentation of the Reorganization Transactions and Contribution Ratio
(2) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Fiscal Year Ended
	January 30, 2021	Percentage of Sales (2)	February 1, 2020	Percentage of Sales (2)
Net sales	$5,689,233	100.0%	$4,829,897	100.0%
Cost of goods sold	3,955,188	69.5%	3,398,743	70.4%
Gross margin	1,734,045	30.5%	1,431,154	29.6%
Selling, general and administrative expenses	1,313,647	23.1%	1,251,733	25.9%
Operating income	420,398	7.4%	179,421	3.7%
Interest expense, net	86,514	1.5%	101,307	2.1%
Gain on early retirement of debt, net	(3,582)	(0.1)%	(42,265)	(0.9)%
Other (income), net	(1,654)	0.0%	(2,481)	(0.1)%
Income before income taxes	339,120	6.0%	122,860	2.5%
Income tax expense	30,356	0.5%	2,817	0.1%
Net income	$308,764	5.4%	$120,043	2.5%

Earnings Per Common Share:
Basic (1)	$3.96		$1.66
Diluted (1)	$3.79		$1.60

Weighted Average Common Shares Outstanding:
Basic (1)	77,994		72,477
Diluted (1)	81,431		74,795
(1) After effect of retrospective presentation of the Reorganization Transactions and Contribution Ratio
(2) Column may not add due to rounding

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	January 30, 2021	February 1, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$377,604	$149,385
Accounts receivable - less allowance for doubtful accounts of $1,172 and $3,275, respectively	17,306	13,999
Merchandise inventories, net	990,034	1,099,749
Prepaid expenses and other current assets	28,313	24,548
Assets held for sale	1,763	1,763
Total current assets	1,415,020	1,289,444

PROPERTY AND EQUIPMENT, NET	378,260	441,407
RIGHT-OF-USE ASSETS	1,143,699	1,145,705
TRADE NAME	577,000	577,000
GOODWILL	861,920	861,920
OTHER NONCURRENT ASSETS	8,583	15,845
Total assets	$4,384,482	$4,331,321

LIABILITIES AND STOCKHOLDERS' / PARTNERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$791,404	$428,823
Accrued expenses and other current liabilities	291,351	211,381
Current lease liabilities	80,338	76,329
Current maturities of long-term debt	4,000	34,116
Total current liabilities	1,167,093	750,649

LONG-TERM DEBT, net	781,489	1,428,542
LONG-TERM LEASE LIABILITIES	1,150,088	1,141,896
DEFERRED TAX LIABILITIES, NET	138,703	—
OTHER LONG-TERM LIABILITIES	35,126	19,197
Total liabilities	3,272,499	3,340,284

COMMITMENTS AND CONTINGENCIES

REDEEMABLE MEMBERSHIP UNITS	—	2,818

STOCKHOLDERS' / PARTNERS' EQUITY (1):
Preferred stock, $0.01 par value, authorized 50,000,000 shares; none issued and outstanding	—	—
Partners' equity, membership units authorized, issued and outstanding were 72,468,164 as of February 1, 2020	—	996,285
Common stock, $0.01 par value, authorized 300,000,000 shares; 91,114,475 issued and outstanding as of January 30, 2021	911	—
Additional paid-in capital	127,228	—
Retained earnings	987,168	—
Accumulated other comprehensive loss	(3,324)	(8,066)
Stockholders' / partners' equity	1,111,983	988,219
Total liabilities and stockholders' / partners' equity	$4,384,482	$4,331,321
(1) After effect of retrospective presentation of the Reorganization Transactions and Contribution Ratio

ACADEMY SPORTS AND OUTDOORS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Fiscal Year Ended
	January 30, 2021	February 1, 2020	February 2, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$308,764	$120,043	$21,442
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	105,481	117,254	132,782
Non-cash lease expense	13,880	3,965	—
Equity compensation	31,617	7,881	4,633
Amortization of deferred loan and other costs	5,516	3,717	4,163
Loss on swaps from debt refinancing	1,330	—	—
Deferred income taxes	701	297	(494)
Non-cash gain on early retirement of debt, net	(3,582)	(42,265)	—
Gain on disposal of property and equipment	—	(23)	(801)
Casualty loss	194	569	46
Impairment of long-lived assets	—	—	1,408
Changes in assets and liabilities:
Accounts receivable, net	(2,981)	4,476	2,582
Merchandise inventories, net	109,520	34,407	89,284
Prepaid expenses and other current assets	(3,765)	(3,732)	2,187
Other noncurrent assets	(2,496)	398	274
Accounts payable	361,518	(2,904)	(70,029)
Accrued expenses and other current liabilities	57,376	20,615	(2,703)
Income taxes payable	14,124	—	—
Deferred rent/tenant improvement allowances	—	—	2,833
Other long-term liabilities	14,400	(1,029)	10,874
Net cash provided by operating activities	1,011,597	263,669	198,481

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(41,269)	(62,818)	(107,905)
Proceeds from insurance claims	—	—	2,593
Proceeds from the sale of property and equipment	—	23	10,429
Note receivable from member	8,125	(3,988)	(4,144)
Net cash used in investing activities	(33,144)	(66,783)	(99,027)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from ABL Facility	500,000	502,500	526,812
Repayment of ABL Facility	(500,000)	(502,500)	(561,812)
Proceeds from Term Loan, net of discount	396,000	—	—
Repayment of Term Loan	(1,461,072)	(122,819)	(18,250)
Proceeds from Notes	400,000	—	—
Debt issuance fees	(14,147)	—	(2,808)
Share-Based Award Payments	(20,970)	—	—
Distribution	(257,000)	—	—
Equity contributions from Managers	—	100	1,250
Proceeds from exercise of stock options	22	—	—
Proceeds from issuance of common stock, net of Offering Costs	206,970	—	—
Repurchase of Redeemable Membership Units	(37)	(473)	—
Net cash used in financing activities	(750,234)	(123,192)	(54,808)

NET INCREASE IN CASH AND CASH EQUIVALENTS	228,219	73,694	44,646
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	149,385	75,691	31,045
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$377,604	$149,385	$75,691

ACADEMY SPORTS AND OUTDOORS, INC.
RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL MEASURES
(Unaudited)
(Dollar amounts in thousands)
Adjusted EBITDA
We define “Adjusted EBITDA” as net income (loss) before interest expense, net, income tax expense and depreciation, amortization and impairment, further adjusted to exclude consulting fees, private equity sponsor monitoring fees, equity compensation expense, gain on early extinguishment of debt, net, severance and executive transition costs, costs related to the COVID-19 pandemic and other adjustments. We describe these adjustments reconciling net income (loss) to Adjusted EBITDA in the following table.

	Thirteen Weeks Ended		Fiscal Year Ended
	January 30, 2021	February 1, 2020	January 30, 2021	February 1, 2020
Net income	$91,522	$17,738	$308,764	$120,043
Interest expense, net	16,027	24,136	86,514	101,307
Income tax expense	30,031	903	30,356	2,817
Depreciation and amortization	25,763	28,561	105,481	117,254
Consulting fees (a)	91	84	285	3,601
Private equity sponsor monitoring fee (b)	—	939	14,793	3,636
Equity compensation (c)	4,568	2,009	31,617	7,881
(Gain) Loss on early extinguishment of debt, net	4,249	—	(3,582)	(42,265)
Severance and executive transition costs (d)	2,434	192	6,571	1,429
Costs related to the COVID-19 pandemic (e)	—	—	17,632	—
Other (f)	3,698	2,656	8,592	7,111
Adjusted EBITDA	$178,383	$77,218	$607,023	$322,814

(a)	Represents outside consulting fees associated with our strategic cost savings and business optimization initiatives.
(b)	Represents our contractual payments under a monitoring agreement ("Monitoring Agreement") with our private equity sponsor Kohlberg Kravis Roberts & Co. L.P.
(c)	Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(d)	Represents severance costs associated with executive leadership changes and enterprise-wide organizational changes.
(e)
Represents costs incurred during the first half of 2020 as a result of the COVID-19 pandemic, including temporary wage premiums, additional sick time, costs of additional cleaning supplies and third party cleaning services for the stores, corporate office and distribution centers, accelerated freight costs associated with shifting our inventory purchase earlier in the year to maintain stock, and legal fees associated with consulting in local jurisdictions. These costs were no longer added back beginning in the third quarter of 2020.

(f)
Other adjustments include (representing deductions or additions to Adjusted EBITDA) amounts that management believes are not representative of our operating performance, including investment income, installation costs for energy savings associated with our profitability initiatives, legal fees associated with our distribution and the omnibus incentive plan, store exit costs and other costs associated with strategic cost savings and business optimization initiatives.

Adjusted Net Income, Pro Forma Adjusted Net Income and Pro Forma Adjusted Earnings Per Share
We define “Adjusted Net Income (Loss)” as net income (loss), plus consulting fees, private equity sponsor monitoring fees, equity compensation expense, gain on early extinguishment of debt, net, severance and executive transition costs, costs related to the COVID-19 pandemic and other adjustments, less the tax effect of these adjustments. We define “Pro Forma Adjusted Net Income (Loss)” as Adjusted Net Income (Loss) less the retroactive tax effect of Adjusted Net Income at our estimated effective tax rate of approximately 25% for periods prior to October 1, 2020, the effective date of our conversion to a C-Corporation. We define “Pro Forma Adjusted Earnings per Common Share, Basic” as Pro Forma Adjusted Net Income divided by the basic weighted average common shares outstanding during the period and “Pro Forma Adjusted Earnings per Common Share, Diluted” as Pro Forma Adjusted Net Income divided by the diluted weighted average common shares outstanding during the period. We describe these adjustments reconciling net income (loss) to Adjusted Net Income (Loss), Pro Forma Adjusted Net Income (Loss), and Pro Forma Adjusted Earnings Per Share in the following table.

	Thirteen Weeks Ended		Fiscal Year Ended
	January 30, 2021	February 1, 2020	January 30, 2021	February 1, 2020
Net income	$91,522	$17,738	$308,764	$120,043
Consulting fees (a)	91	84	285	3,601
Private equity monitoring fee (b)	—	939	14,793	3,636
Equity compensation (c)	4,568	2,009	31,617	7,881
(Gain) Loss on early extinguishment of debt, net	4,249	—	(3,582)	(42,265)
Severance and executive transition costs (d)	2,434	192	6,571	1,429
Costs related to the COVID-19 pandemic (e)	—	—	17,632	—
Other (f)	3,698	2,656	8,592	7,111
Tax effects of these adjustments (g)	(27)	(11)	(136)	33
Adjusted Net Income	106,535	23,607	384,536	101,469
Estimated tax effect of change to C-Corporation status (h)	(3,434)	(6,007)	(72,844)	(25,542)
Pro Forma Adjusted Net Income	$103,101	$17,600	$311,692	$75,927

Pro Forma Adjusted Earnings per Share
Basic	$1.14	$0.24	$4.00	$1.05
Diluted	$1.09	$0.23	$3.83	$1.02
Weighted average common shares outstanding
Basic (1)	90,253	72,468	77,994	72,477
Diluted (1)	94,377	74,974	81,431	74,795

(1)	After effect of retrospective presentation of the Reorganization Transactions and Contribution Ratio

(a)	Represents outside consulting fees associated with our strategic cost savings and business optimization initiatives.
(b)	Represents our contractual payments under our Monitoring Agreement with our private equity sponsor Kohlberg Kravis Roberts & Co. L.P.
(c)	Represents non-cash charges related to equity based compensation, which vary from period to period depending on certain factors such as timing and valuation of awards, achievement of performance targets and equity award forfeitures.
(d)	Represents severance costs associated with executive leadership changes and enterprise-wide organizational changes.
(e)
Represents costs incurred during the first half of 2020 as a result of the COVID-19 pandemic, including temporary wage premiums, additional sick time, costs of additional cleaning supplies and third party cleaning services for the stores, corporate office and distribution centers, accelerated freight costs associated with shifting our inventory purchase earlier in the year to maintain stock, and legal fees associated with consulting in local jurisdictions. These costs were no longer added back beginning in the third quarter of 2020.

(f)
Other adjustments include (representing deductions or additions to Adjusted Net Income) amounts that management believes are not representative of our operating performance, including investment income, installation costs for energy savings associated with our profitability initiatives, legal fees associated with a distribution to NAHC's members and our omnibus incentive plan, store exit costs and other costs associated with strategic cost savings and business optimization initiatives.

(g)	Represents the tax effect of the total adjustments made to arrive at Adjusted Net Income at our historical tax rate.
(h)	Represents the retrospective tax effect of Adjusted Net Income at our estimated effective tax rate of approximately 25% for periods prior to October 1, 2020, the effective date of our conversion to a C-Corporation, upon which we became subject to federal income taxes.

Adjusted Free Cash Flow
We define “Adjusted Free Cash Flow” as net cash provided by (used in) operating activities less net cash provided by (used in) investing activities. We describe these adjustments reconciling net cash provided by operating activities to Adjusted Free Cash Flow in the following table.

	Thirteen Weeks Ended		Fiscal Year Ended
	January 30, 2021	February 1, 2020	January 30, 2021	February 1, 2020
Net cash provided by operating activities	$154,379	$168,913	$1,011,597	$263,669
Net cash used in investing activities	(19,354)	(14,204)	(33,144)	(66,783)
Adjusted Free Cash Flow	$135,025	$154,709	$978,453	$196,886